Exhibit 99.1

Merger of National Commerce Financial Corporation with and into SunTrust Banks, Inc. (“SunTrust Banks”) and proposed merger of National Bank of Commerce, NBC Bank, FSB and SunTrust BankCard, N.A., with and into SunTrust Bank (the “Bank”)

Effective October 1, 2004, National Commerce Financial Corporation, a Tennessee corporation and a registered bank holding company (“NCF”), merged with and into SunTrust Banks, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2004, between NCF and SunTrust Banks (the “Holding Company Merger”). As of June 30, 2004, NCF had total assets of $24.0 billion, total liabilities of $21.3 billion and total shareholders’ equity of $2.8 billion. As a result of the Holding Company Merger, SunTrust Banks issued approximately 76.4 million shares of common stock and paid an aggregate of $1.8 billion to the former shareholders of NCF.

In the second quarter of 2005, SunTrust Banks intends to merge National Bank of Commerce (“NBC”), which was the primary banking subsidiary of NCF, NBC Bank, FSB (“NBCFSB”), which was a thrift institution subsidiary of NCF, and SunTrust BankCard, N.A. (“BankCard”), which is SunTrust Banks’ credit card bank subsidiary, with and into the Bank (the “Bank Mergers”). NBC is a national banking association with its main office in Memphis, Tennessee and with its operations headquarters in Durham, North Carolina. In certain markets, NBC operates under the name “Central Carolina Bank”, or CCB, and “Wal-Mart Money Center by National Bank of Commerce”. As of September 30, 2004, NBC offered commercial and retail banking, savings and trust services through 258 CCB offices located in North Carolina and South Carolina, 26 Wal-Mart Money Centers in Georgia and Tennessee, 181 NBC offices located in Tennessee, Mississippi, Arkansas, Georgia, Virginia and West Virginia and nine El Banco branches located in Georgia. As of September 30, 2004, NBC had total assets of $23.9 billion, total liabilities of $21.0 billion and total equity capital of $2.9 billion. NBCFSB is a federal savings bank with its main office in DeSoto County, Mississippi, and with its operations headquartered in Memphis, Tennessee. As of September 30, 2004, NBCFSB offered primarily retail consumer banking services through 3 offices located in DeSoto County, Mississippi and a Wal-Mart Money Center located in Poinciana, Florida. As of September 30, 2004, NBCFSB had total assets of $26.7 million, total liabilities of $21.3 million and total equity capital of $5.3 million. BankCard is a national bank with its main office in Orlando, Florida. BankCard is a limited purpose credit card bank that issues credit cards to small and middle market businesses. As of September 30, 2004, BankCard had total assets of $197.2 million, total liabilities of $168.9 million and total equity capital of $28.3 million.

Each of NBC and BankCard files Call Reports, and NBCFSB files Thrift Financial Reports, with its primary federal regulator. Such Call Reports and Thrift Financial Reports are on file with, and publicly available upon written request to, the FDIC, 801 17th Street, N.W., Washington, D.C. 20434, attention: Public Information Center, or by calling the FDIC at 1-202-416-6940.

The completion of the Bank Mergers is subject to a number of conditions and receipt of all required regulatory approvals. Although it is currently anticipated that the Bank Mergers will take place in the second quarter of 2005, no assurance can be given as to when, or if, the Bank Mergers will occur.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared to reflect the Bank Mergers. The unaudited pro forma condensed combined balance sheet presents how the combined balance sheets of NBC, NBCFSB, BankCard and the Bank (the “Merged Banks”) may have appeared had the businesses actually been combined as of September 30, 2004. The unaudited pro forma condensed combined statements of income present how the combined income statements of the Merged Banks may have appeared had the businesses actually been combined as of January 1, 2003.

The mergers of NBC and NBCFSB with and into the Bank are being accounted for using the purchase method of accounting; accordingly, SunTrust Banks’ cost to acquire NBC and NBCFSB will be allocated to the assets (including identifiable intangible assets such as core deposit intangibles) and liabilities at their respective fair values on the date the Holding Company Merger was consummated. The purchase accounting adjustments reflected herein are based on current assumptions and valuations, which are subject to change. These changes may result in purchase accounting adjustments that materially vary from those presented in the unaudited pro forma condensed combined financial information. The merger of BankCard with and into the Bank is being accounted for on a pooling-like basis due to both entities being under common control.

        The unaudited pro forma condensed combined financial information is presented for informational purposes only. Certain amounts in the historical consolidated financial statements of NBC have been reclassified to conform with the Bank’s historical financial information presentation. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined bank.

The unaudited pro forma condensed combined financial information under the bank headings is based on the Call Reports of the Bank, BankCard and NBC and, with respect to NBCFSB, on its Thrift Financial Reports. The Call Reports of each of the Bank and NBC include the financial information of the Bank and its consolidated subsidiaries, and NBC and its consolidated subsidiaries, respectively.

The unaudited pro forma condensed combined income statement does not reflect (a) anticipated expenses and nonrecurring charges that may result from the Holding Company Merger and the Bank Mergers, (b) estimated expense savings and revenue enhancements anticipated to result from the Holding Company Merger and the Bank Mergers and (c) any changes required or which may be required by any regulatory authority. The unaudited pro forma condensed Combined financial information does not reflect the issuance of $350 million of 5.20% 12-year Fixed Rate Suboridinated Notes of SunTrust Bank which were issued December 8, 2004.

SunTrust Bank

Pro Forma Condensed Combined Balance Sheet

September 30, 2004

(in thousands)

	SunTrust Bank	SunTrust BankCard, N.A.	National Bank of Commerce	NBC Bank, FSB	Adjustments/ Eliminations (1)		Pro Forma Combined
Balance Sheet Data:

Assets
Cash and balances due from depository institutions	$3,670,423	$53	$545,048	$1,690	—		$4,217,214
Funds sold & securities purchased under agreement to resell	4,125,928	—	281,648	500	—		4,408,076
Trading assets	1,203,501	—	362,817				1,566,318
Securities	22,069,096	164	5,894,407	11,880	(25,399	)(A)	27,950,148
Loans held for sale	4,602,916	—	238,043	—			4,840,959
Loans and lease financings	84,567,508	167,695	14,527,491	6,981	15,624	(B)	99,285,299
Allowance for loan and lease losses	(887,706)	(3,343)	(174,653)	(113)			(1,065,815)

Loans and leases, net	83,679,802	164,352	14,352,838	6,868	15,624		98,219,484
Other real estate owned	15,593	—	16,192	—			31,785
Premises & equipment	1,385,939	402	233,860	302	(40,788	)(C)	1,579,715
Goodwill	886,405	—	1,050,699	—	(1,050,699	)(C)	6,488,323
					5,601,918	(C)
Other intangible assets	139,804	—	133,360	—	(133,360	)(C)	483,304
					343,500
Other assets	4,509,387	32,183	827,854	5,426	(109,564	)(C)	5,265,286

Total assets	$126,288,794	$197,154	$23,936,766	$26,666	$4,601,232		$155,050,612

Liabilities
Deposits	$85,464,462	$14,643	$15,959,227	$21,070	$24,997	(D)	$101,484,399
Funds purchased & securities sold under agreement to repurchase	11,473,151	146,500	855,724	—	164	(E)	12,745,539
Trading liabilities	806,764	—	161,273	—			968,037
Other borrowed money	13,070,602	2,698	3,792,961	—	47,332	(F)	16,913,593
Subordinated debt	2,149,421	—	—	—			2,149,421
Other liabilities	3,588,963	5,034	258,884	258	149,175	(G)	4,002,314

Total liabilities	$116,553,363	$168,875	$21,028,069	$21,328	$221,668		$137,993,303

Equity Capital
Common stock	$21,600	$1,150	$7,000	$150	$(7,150	)(H)	$22,750
Surplus	3,245,229	21,840	1,801,413	3,500	(1,804,913	)(H)	10,560,668
					7,293,599	(H)
Retained earnings	5,755,540	5,285	1,106,777	1,707	(1,108,484	)(H)	5,760,825
Accumulated other comprehensive income (loss)	713,062	4	(6,493)	(19)	6,512	(H)	713,066

Total equity capital	9,735,431	28,279	2,908,697	5,338	4,379,564		17,057,309

Total liabilities and equity capital	$126,288,794	$197,154	$23,936,766	$26,666	$4,601,232		$155,050,612

(1)	See notes to Unaudited Pro Forma Condensed Combined Financial Information

SunTrust Bank

Pro Forma Condensed Combined Income Statement

For the nine months ended September 30, 2004

(in thousands)

	SunTrust Bank	SunTrust BankCard, N.A.	National Bank of Commerce	NBC Bank, FSB	Adjustments/ Eliminations (1)		Pro Forma Combined
Income Statement Data:
Net interest income	$2,659,286	$5,980	$580,550	$613	$697	(I)	$3,247,126
Provision for loan and lease losses	97,696	742	43,881	136	—		142,455

Net interest income after provision for loan and lease losses	2,561,590	5,238	536,669	477	697		3,104,671
Noninterest income	1,642,318	24,269	298,271	662	—		1,965,520
Noninterest expense	2,607,399	24,294	460,825	679	3,006	(C)	3,096,203

Income from continuing operations before provision for income taxes	1,596,509	5,213	374,115	460	(2,309)		1,973,988
Provision for income taxes	475,738	1,880	124,107	177	(878	)(J)	601,024

Net income	$1,120,771	$3,333	$250,008	$283	$(1,431)		$1,372,964

(1)	See notes to Unaudited Pro Forma Condensed Combined Financial Information

SunTrust Bank

Pro Forma Condensed Combined Income Statement

For the twelve months ended December 31, 2003

(in thousands)

	SunTrust Bank	SunTrust BankCard, N.A.	National Bank of Commerce	NBC Bank, FSB	Adjustments/ Eliminations (1)		Pro Forma Combined
Income Statement Data:
Net interest income	$3,408,272	$7,259	$742,250	$597	$(27,380	)(I)	$4,130,998
Provision for loan and lease losses	311,623	1,926	48,582	(21)	—		362,110

Net interest income after provision for loan and lease losses	3,096,649	5,333	693,668	618	(27,380)		3,768,888
Noninterest income	2,004,452	24,081	441,060	808	—		2,470,401
Noninterest expense	3,153,951	26,834	665,188	698	703	(C)	3,847,374

Income from continuing operations before provision for income taxes	1,947,150	2,580	469,540	728	(28,083)		2,391,915
Provision for income taxes	586,166	914	154,084	281	(10,672	)(J)	730,773

Net income	$1,360,984	$1,666	$315,456	$447	$(17,411)		$1,661,142

(1)	See notes to Unaudited Pro Forma Condensed Combined Financial Information

SunTrust Bank

Unaudited Pro Forma Financial and Operating Data

(dollars in thousands)

	SunTrust Bank Actual		SunTrust Bank Pro Forma
As of September 30, 2004
Allowance for loan losses at period end	$887,706		$1,065,815
Allowance to period end loans	1.05%		1.07%
Nonaccrual loans at period end	$261,910		$328,124

Nonaccrual loans as a percent of period end loans	0.31%		0.33%
Accruing loans past due 90 days or more	$174,241		$222,670

For the Nine Months Ended September 30, 2004
Net charge-offs	$144,832		$185,734

Earnings to Fixed Charges:
Including interest on deposits	2.67	x	2.67	x
Excluding interest on deposits	4.50	x	4.71	x

For the Twelve Months Ended December 31, 2003
Net charge-offs	$307,754		$350,875

Earnings to Fixed Charges:
Including interest on deposits	2.43	x	2.40	x
Excluding interest on deposits	4.30	x	4.39	x

SunTrust Bank

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(A)	Adjustment to fair-value the securities portfolio in connection with the merger. This adjustment will be recognized over the estimated remaining life of the securities portfolio using the effective yield method. The fair value adjustments reflected herein are based on current assumptions and valuations, which are subject to change.

(B)	Adjustment to fair-value the loan portfolio. The adjustment will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The adjustments reflected herein are based on current assumptions and valuations, which are subject to change.

(C)	Adjustment is comprised of the following: adjustment to fair-value premises and equipment, adjustment to write-off historical NBC goodwill and record goodwill resulting from the merger, adjustment to write-off NBC intangible assets and related amortization and to record goodwill, identifiable intangible assets and related amortization resulting from the merger, and adjustments to fair-value other assets including pension, computer software, deferred costs and other miscellaneous items. The adjustments reflected herein are based on estimated fair values and current assumptions and valuations, which are subject to change.

For purposes of the pro forma adjustments shown here, the Bank has estimated $343.5 million of intangibles which consists of a core deposit intangible of approximately $327.0 million and other identifiable intangibles of approximately $16.5 million. The Bank estimates the core deposit intangible will be amortized over ten years using the sum of the years digit method and the other intangibles will be amortized over an estimated weighted average of 7.3 years using the straight line method.

(D)	Adjustment to fair-value fixed-rate deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized over the estimated remaining term of the related deposit liability using the effective yield method. The adjustments reflected herein are based on current assumptions and valuations, which are subject to change.

(E)	Adjustment to fair-value outstanding short-term debt instruments. The adjustment will be recognized over the estimated remaining life of the short-term debt instruments using the effective yield method. The adjustments reflected herein are based on current assumptions and valuations, which are subject to change.

(F)	Adjustment to fair-value outstanding debt instruments. The adjustment will be recognized over the estimated remaining life of the debt instruments using the effective yield method. The adjustments reflected herein are based on current assumptions and valuations, which are subject to change.

(G)	Adjustment to accrued expenses and other liabilities consists of $44.4 million for investment banking fees, $33.4 million to reflect the fair value of personnel related liabilities which arise due to employment and severance agreements which include change in control provisions triggered at the time of closing and due to other expected terminations of NCF personnel, and $55.4 million primarily for contract terminations and other liabilities. The remaining $16.0 million adjustment is for deferred tax liabilities, net of deferred tax assets, resulting from the pro forma adjustments. Deferred taxes were recorded using the Bank’s statutory tax rate of 38.0%. These adjustments are based on current assumptions and valuations, which are subject to change.

(H)	Adjustment to eliminate NBC’s historical shareholders’ equity and reflect the equity impact of the purchase accounting adjustments.

(I)	Adjustment consists of amortization of fair-value adjustments made to loans, securities, deposits, and long-term debt, as well as interest expense on $800.0 million in brokered certificates of deposit which were issued in connection with the merger.

(J)	Adjustment to record the tax effect of the pro forma adjustments using the Bank’s statutory tax rate of 38.0%.

Capitalization of the Bank

The following table sets forth the actual unaudited consolidated capitalization of the Bank as of September 30, 2004, pro forma capitalization giving effect to the Bank Mergers and pro forma capitalization as adjusted to give effect both to the Bank Mergers and the issuance of the Notes offered hereby (dollars in thousands):

	SunTrust Bank Actual	SunTrust Bank Pro Forma	SunTrust Bank Pro Forma As Adjusted[1]
Long Term Debt:
Subordinated notes and debentures	$2,149,421	$2,149,421	$2,499,421
Other long-term debt	12,136,413	15,163,449	15,163,449

Total long-term debt	14,285,834	17,312,870	17,662,870

Shareholders’ Equity:
Preferred stock $1,000 par value, 100,000 shares authorized; none issued	—	—	—
Common stock $5 par value, 4,750,000 authorized; 4,320,000 outstanding	21,600	22,750	22,750
Additional paid in capital	3,245,229	10,560,668	10,560,668
Retained earnings	5,755,540	5,760,825	5,760,825
Accumulated other comprehensive income	713,062	713,066	713,066

Total shareholders’ equity	9,735,431	17,057,309	17,057,309

Total long-term debt and shareholders’ equity	$24,021,265	$34,370,179	$34,720,179

Capital Ratios:
Risk-based Tier 1 capital ratio	7.88%	8.01%	8.01%
Risk-based total capital ratio	10.54	10.44	10.71
Tier 1 leverage ratio	7.29	7.41	7.41

[1]	The pro forma as adjusted balance includes $350 million of 5.20% 12-year Fixed Rate Subordinated Notes of SunTrust Bank which were issued on December 8, 2004.